UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Series A Preferred Stock Purchase Rights	-	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2025, the Board of Directors (the "Board") of Carter’s, Inc. (the "Company") approved an amendment to the Company's By-Laws (the By-Laws, as so amended, the "Amended and Restated By-Laws"). The Amended and Restated By-Laws, effective as of November 13, 2025, include the following key changes:
•Section 1.2 was amended to clarify that if a special meeting of stockholders is held in lieu of an annual meeting, only business that could have been properly brought at an annual meeting may be brought at the special meeting.
•Section 1.3 was amended to restrict the ability to call a special meeting of stockholders by (1) a vote of the majority of directors or (2) a stockholder of record of more than 35% of the outstanding common stock of the Company, and to eliminate detailed disclosure requirements that are duplicative of disclosure requirements located elsewhere in the Amended and Restated By-Laws.
•Section 1.4 was amended to incorporate by reference certain provisions of the General Corporation Law of the State of Delaware (the "DGCL"), including the affidavit of mailing requirements in Section 232 of the DGCL.
•Sections 1.6 and 1.7 were amended to clarify the ability to adjourn a meeting and adds the ability to have a recess.
•Section 1.9 was amended to clarify that a proxy must be on file with the Secretary of the Company prior to or at a meeting of stockholders, to require that any proxy to be acted upon more than three years from its date must expressly provide for a period longer than three years, and to remove the requirement that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy color other than white.
•Section 1.12 was amended to require that a shareholder nominating a director hold shares of record through the date of the meeting, and to update various disclosure and notice requirements for nominating a director.
•Section 1.13 was amended to update various disclosure requirements for providing notice of business at an annual meeting of stockholders.
•Section 1.14 was amended to add provisions permitting the Company to reasonably request additional information from a stockholder who is nominating a director for election or to transact business at a meeting of stockholders, to specify that director nominee substitutions are subject to timely notice requirements, and adds an ongoing requirement for a stockholder to correct information that was previously provided to the Company.
•Section 1.16 was amended to limit the ability of who can call a special meeting of stockholders to order (and who may chair the meeting) to the Chairman of the Board, or another designee appointed by a majority of the Board (if the Chairman is absent).
•Section 2.2 was amended to permit the Board to request an interview with a director nominee.
•Section 2.9 was amended to permit the Board to call a special meeting of the Board on less than 24 hours' notice, and to specify how a director can waive notice of any meeting of the Board.

The Amended and Restated By-Laws also include various other conforming and technical changes.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 13, 2025, the Company announced, in a press release, the declaration of a quarterly cash dividend to the Company’s shareholders. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws
99.1	Press Release Dated November 13, 2025
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2025	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary